Corporate Policy Emergent BioSolutions Compensation Recovery Policy 1 Corporate Policy : Emergent BioSolutions Compensation Recovery Policy Emergent BioSolutions Compensation Recovery Policy Purpose & Scope The purpose of this Compensation Recovery Policy (the “Policy”), is to: • Comply with applicable law and any rules or regulations adopted by the Securities and Exchange Commission, including Section 10D-1 under the Securities Exchange Act of 1934, the rules promulgated by the Securities and Exchange Commission thereunder, and the listing standards of the New York Stock Exchange (collectively, the “Applicable Rules”). • Describe the specific events that trigger a clawback of Excess Compensation from Executive Officers (as each term is defined herein). This Policy’s scope: • This Policy applies to all Executive Officers and is applicable to all Incentive-Based Compensation received by Executive Officers after October 26, 2023 (the “Effective Date”). • Each Executive Officer shall be required to execute the acknowledgement in Appendix A of this Policy as soon as practicable after the later of (i) the Effective Date and (ii) the date on which the employee is designated as an Executive Officer; provided, however, that failure to execute such acknowledgement shall have no impact on the enforceability of this Policy. Policy Owner: Jessica Perl Policy Sponsor: Jessica Perl Policy Contact: perlj@ebsi.com Last updated: 29 Oct 2025

Corporate Policy Emergent BioSolutions Compensation Recovery Policy 2 Policy Emergent will comply with the Applicable Rules and take action to recoup Excess Compensation from current and former Executive Officers. 1. Clawback In the event the Company is required to prepare an Accounting Restatement, any Executive Officer who received Excess Compensation during the Look-back Period will be required to repay or forfeit any such Excess Compensation reasonably promptly. For purposes of this Policy, the date the Company is required to prepare an Accounting Restatement is deemed to be the earlier of the date (i) the Board concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement, or (ii) a court, regulator, or other legally authorized body directs the Company to prepare an Accounting Restatement. Recovery of erroneously received compensation under this Policy is on a “no fault” basis, meaning that it will occur regardless of whether the Executive Officer engaged in misconduct or was otherwise directly or indirectly responsible, in whole or in part, for the Accounting Restatement. In the event of misconduct under this section, the Company’s ability to recover compensation will not be limited to Excess Compensation. No Executive Officer may be indemnified by the Company, or any of its affiliates, from losses arising from the application of this Policy. Any employment contract with any Executive Officer shall be subject to this Policy. 2. Method of Repayment; Conditions for Non-Recovery To the extent permitted by applicable law, including the Applicable Rules, the Board shall seek to recoup Excess Compensation by all legal means available, including, but not limited to, by requiring any affected Executive Officer to repay such amount to the Company in a lump sum or over time, by set-off, by cancelling outstanding awards, by reducing future compensation of the affected Executive Officer, or by such other means or combination of means as the Board, in its sole discretion, determines to be appropriate. At the direction of the Board, the Company shall take all actions reasonable and appropriate to recover Excess Compensation from any applicable Executive Officer, and such Executive Officer shall be required to reimburse the Company for any and all expenses reasonably incurred (including legal fees) by the Company in recovering such Excess Compensation in accordance with this Policy.

Corporate Policy Emergent BioSolutions Compensation Recovery Policy 3 The Board may determine that repayment of Excess Compensation (or a portion thereof) is not required only where it determines that recovery would be impracticable and (i) the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered, provided the Company has (A) made a reasonable attempt to recover such Excess Compensation, (B) documented such reasonable attempt, and (C) provided such documentation to the New York Stock Exchange, or (ii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and the regulations thereunder. Any forfeiture or recoupment under this Policy will be in addition to any other remedies that may be available under applicable law or Company policy, plan or agreement, including termination of employment or institution of civil proceedings. Any determination regarding this Policy and any application and implementation thereof need not be uniform with respect to each Executive Officer or payment recovered or forfeited under this Policy. Any determination made by the Board under this Policy will be final and binding on all affected individuals. 3. Disclosure; Reporting The Company shall disclose this Policy in accordance with the Applicable Rules Act and shall report any triggering event in accordance with the requirements of Applicable Rules. Role & Responsibilities Role Responsibilities Legal Maintain and implement Policy. Board of Directors of the Company Administer the Policy (unless the Board designates the Compensation Committee of the Board (the “Committee”) as the administrator of the Policy, in which case references to the Board will be deemed to be references to the Committee). Definitions • Accounting Restatement: An accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that corrects an error that is not material to previously issued financial statements but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Changes to financial

Corporate Policy Emergent BioSolutions Compensation Recovery Policy 4 statements that do not constitute an Accounting Restatement include retroactive: (i) application of a change from one generally accepted accounting principle to another generally accepted accounting principle; (ii) revisions to reportable segment information due to a change in internal organization; (iii) reclassification due to a discontinued operation; (iv) application of a change in reporting entity, such as from a reorganization of entities under common control; and (v) revisions for stock splits, reverse stock splits, stock dividends, or other changes in capital structure. • Board: The Board of Directors of the Company. • Company: Emergent BioSolutions Inc. • Excess Compensation: Any amount of Incentive-Based Compensation received by an Executive Officer after commencement of service as an Executive Officer that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the Accounting Restatement, computed without regard to any taxes paid. For Incentive Compensation based on stock price or total shareholder return, where the amount to be recovered is not subject to mathematical recalculation directly from information in the Accounting Restatement, the amount to be recovered shall be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return, as applicable, and the Corporation shall retain documentation of the determination of such estimate and provide such documentation to NYSE if so required by the Applicable Rules. Incentive-Based Compensation is deemed received during the fiscal year during which the applicable financial reporting measure, stock price and/or total shareholder return measure, upon which the payment is based, is achieved, even if the grant or payment occurs after the end of such period. • Exchange Act: Securities Exchange Act of 1934, as amended. • Executive Officer: An individual who is, or was during the Look-back Period, an executive officer of the Company within the meaning of Rule 10D-1(d) under the Exchange Act. • Incentive-Based Compensation: Any compensation that is granted, earned or vested based wholly or in part on stock price, total shareholder return, and/or the attainment of (i) any financial reporting measure(s) that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and/or (ii) any other measures that are derived in whole or in part from such measures. Compensation that does not constitute “Incentive-Based Compensation” includes equity incentive awards for which the grant is not contingent upon achieving any financial reporting measure performance goal for an individual to receive such award and that vest exclusively upon completion of a specified employment period, without any performance condition, and bonus awards that are discretionary or based on subjective goals or goals unrelated to financial reporting measures. • Look-back Period: The three completed fiscal years preceding the date the Company is required to prepare an Accounting Restatement.

Corporate Policy Emergent BioSolutions Compensation Recovery Policy 5 References and Supporting Documents • Rule 10D-1 under the Exchange Act • NYSE Listed Company Manual Rule 303A.14 • Section 16 of the Exchange Act • Section 304 of the Sarbanes-Oxley Act of 2002 • Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act Effective Date: October 26, 2023